Exhibit 99.2

PRESS RELEASE
PROG Holdings Announces Intention to Enter into $100 Million Accelerated Share Repurchase Program
Board Replenishes and Extends Current Share Repurchase Program
in Connection with ASR Program
SALT LAKE CITY, October 28, 2026 - PROG Holdings, Inc. (NYSE: PRG), the fintech holding company for Progressive Leasing, Four Technologies, MoneyApp and Purchasing Power, announced today that the Company intends to enter into an accelerated share repurchase agreement to repurchase an aggregate of $100 million of its common stock. The transactions under that agreement are expected to be completed during the first quarter of 2027.
“Today’s announcement reflects our continued confidence in PROG’s long-term strategy and the momentum we see across our product ecosystem. Our diversified model is performing as designed, and our consistent cash flow generation gives us the flexibility to return meaningful capital to shareholders without compromising our investments in growth,” said PROG Holdings Chairman, President and CEO, Steve Michaels. “Our capital allocation priorities remain unchanged: reinvest in the business, pursue strategic M&A, and return excess capital to shareholders. Having strengthened our balance sheet and returned to our targeted net leverage range, we are well positioned to act on all three, beginning with our anticipated accelerated share repurchase.”
In connection with its intention to enter into the ASR program, the Company’s Board of Directors replenished its current share repurchase program, adding an additional $237 million and bringing the total amount available for future repurchases of the Company’s common stock to $500 million. The term of the Company’s share repurchase program was also extended through the earlier of October 26, 2029 and the date the Company has repurchased shares of its common stock for an aggregate purchase price of $500 million.
Repurchases of common stock under the share repurchase program may be made from time to time using a variety of methods, which may include open market purchases, tender offers, purchases effected through 10b5-1 trading plans, accelerated share repurchase programs, or other transactions. The number of shares of common stock, if any, that are purchased under the share repurchase program and the timing of any such purchases will be determined based on market conditions and other factors, and the program may be suspended or discontinued at any time by the Company’s Board of Directors.
About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE: PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides inclusive, transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions; Four Technologies, a provider of Buy Now, Pay Later payment options through its platform Four; MoneyApp, a mobile application that offers customers short-term liquidity solutions through cash advances; and Purchasing Power, a voluntary employee benefit provider, allowing employees to purchase brand-name products through either automatic payroll deductions or allotments. More information on PROG Holdings’ companies can be found at https://www.progholdings.com.

Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such forward-looking statements include, without limitation, statements regarding the ASR program and the share repurchase program, including the Company’s intention to enter into the ASR program and the expected size and timing thereof; the term of the share repurchase program; the methods that may be used to repurchase shares of common stock and the number of shares repurchased and the timing of any such repurchases; and the Company’s long-term strategy, business momentum, cash flow generation, leverage, capital allocation priorities and plans to reinvest in the business, pursue strategic M&A and return capital to shareholders. The Company has based these forward-looking statements on current expectations and assumptions regarding the ASR program, the share repurchase program and the Company’s business, strategy and capital allocation, which are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, the possibility that the Company does not enter into the ASR program on the anticipated terms or timing, or at all; the possibility that the Company’s Board of Directors may modify, suspend or discontinue the share repurchase program at any time; the Company’s ability to execute its long-term strategy and capital allocation priorities, generate consistent cash flow and maintain its targeted leverage range; developments or changes in economic, market or business conditions; the availability of cash and the Company’s capital needs and alternative uses of capital, including alternative investment opportunities; and the risks and uncertainties listed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date made. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law.
Investor Contact
John A. Baugh, CFA
Vice President, Investor Relations
john.baugh@progholdings.com